SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 30, 2004 _______________________________________________

THE TALBOTS, INC. _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware ________________________________ (State or Other Jurisdiction of Incorporation)	1-12552 _________________________________ (Commission File Number)	41-1111318 ______________________________ (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts __________________________________________________________________ (Address of Principal Executive Offices)	02043 ___________________(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

        Talbots reported the completion of its $50 million common stock pro rata repurchase program, which had been authorized on August 17, 2004, repurchasing a total of 1,761,749 shares of its common stock under this most recent authorization. Under this and its prior pro rata repurchase programs, the Company purchases shares from the public market in accordance with Rule 10b-18 and purchases a pro rata number of shares from Aeon (U.S.A.), Inc., its majority shareholder, during this authorization. Approximately 57% of Talbots outstanding shares are currently owned by Aeon (U.S.A.) and the other 43% of the outstanding shares are publicly owned.

        Pursuant to this pro rata repurchase program, as under each of the prior pro rata repurchase programs, the aggregate amount of the total repurchase dollar authorization which is received by Aeon (U.S.A.) is equal to its percentage equity interest in the Company (approximately 57%) and Aeon continues to own approximately 57% of the Company after the buy back. Under a pro rata buy back authorization, Aeon will always receive 57% (or whatever at the time is its current equity ownership percentage in the Company) of the total buy back dollar authorization, irrespective of the stock price paid to repurchase shares.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2004	THE TALBOTS, INC. By: CAROL STONE —————————————— Name: Carol Stone Title: Vice President, Corporate Controller